                                                                  EXHIBIT 10.83



                              February 4, 1997


Mr. J. Clay Murphy, Mgr. - Gas Supply
Louisville Gas and Electric Company
P.O. Box 32020
Louisville, KY 40232

                              RE: Amendment of Gas Transportation Agreement Dated November 1, 1996
                                    Service Package No. 10609

Dear Clay:

Tennessee Gas Pipeline Company and Louisville Gas and Electric Company agree to amend the above mentioned Agreement which Amendment will be effective November 1, 1997; (i) to extend the term of the Agreement for one year through October 31, 2002; and (ii) to increase the Transportation Quantity from 30,000 Dth to 51,000 Dth pursuant to the terms and conditions of Tennessee Gas Pipeline Company's FERC Gas Tariff.

Except as amended herein, all terms and provisions of the Agreement shall remain in full force and effect as written.

If the foregoing is in accordance with your understanding of the Agreement, please so indicate by signing and returning to my attention both originals of this letter. Upon Tennessee's execution, an original will be forwarded to you for your files.

Should you have any questions, please do not hesitate to contact me at
(713) 757-3720.

                              Sincerely,

                              /s/ Gregory P. Jallans

                              Gregory P. Jallans
                              Tennessee Gas Pipeline Company

ACCEPTED AND AGREED TO                         ACCEPTED AND AGREED TO
This  6th  Day of  February  ,  1997           This      Day of
     -----        ----------                        ----        --------------

LOUISVILLE GAS AND ELECTRIC CO.               TENNESSEE GAS PIPELINE CO.


By: /s/ Rebecca L. Farrar                      By:  /s/ Signed
   ----------------------------------          -------------------------------
Title: Vice President-Gas Service Business     Title: Vice President and
                                                      Agent and Attorney-In-Fact

February 4, 1997



Mr. J. Clay Murphy
Manager-Gas Supply
Louisville Gas and Electric Company
P.O. Box 32020
Louisville, Kentucky 40232


                                   RE:  Firm Transportation Discount Agreement
                                        TGP FT-A Contract No. 10609

Dear Clay:

In response to your request and pursuant to Section 5.1 of Tennessee Gas Pipeline Company's ("TGP") FT-A Rate Schedule (Fifth Revised Volume No. 1, Original Sheet Number 159), TGP hereby agrees to adjust its Rate Schedule FT-A Transportation rate, as it may be established from time to time, as follows:

     1.   a)   For the period commencing November 1, 1997 and extending
               through October 31, 2002, for gas delivered by TGP on behalf of Louisville Gas and Electric Company ("LG&E") at Calvary, meter number 02-0844, or Monroe SMS, meter number 02-0843, under TGP Service Package No. 10609 (the "FT-A Agreement") the applicable FT-A rates for volumes received by TGP shall be the lesser of (i) the 100% load factor derivative of the then-effective maximum Rate Schedule FT-A reservation and commodity rate, or (ii) the 100% load factor daily equivalent weighted average rate of $.3307 per Dth. This rate will be composed of a monthly reservation rate of $9.08 per Dth and a daily commodity rate of $.0490 per Dth for receipts in TGP's
               Zone 0 and a monthly reservation rate of $7.63 per Dth and a daily commodity rate of $.0192 per Dth for receipts in TGP's
               Zone 1. In the event LG&E amends the FT-A Agreement in a manner that transfers receipt capacity held in one zone to another, the parties agree to adjust the aforementioned reservation and commodity rates such that the 100% load factor daily equivalent weighted average rate of $.3307 per Dth is maintained. These rates are inclusive of all surcharges.

          b) [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]

Mr. J. Clay Murphy
February 4, 1997
Page 2


          c) LG&E shall provide or otherwise pay for fuel, use and lost and unaccounted for gas pursuant to the fuel factors and other terms and conditions of TGP's FERC Gas Tariff. Except as provided in any settlement or any other agreement between LG&E and TGP, LG&E shall not be prohibited from challenging such fuel factors and other provisions of the General Terms and Conditions of TGP's FERC Gas Tariff.

          d) LG&E shall not be subject to any additional charges, surcharges, or direct bills beyond the rates described above during the term of this Agreement and any extension thereof. LG&E also shall not be subject to liability or responsibility for PCB or other environmental clean-up costs charged against TGP unless such charges are a result of work performed by LG&E or its agent(s).

          e) [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]






          f) [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]






     2.   a)   [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]




          b) The special rates in Section 1(a) of this Agreement shall apply only to firm transportation to Calvary and Monroe. The discount rates specified herein will continue to be available to LG&E should LG&E release any portion, including any segmentation thereof, of the capacity rights secured by this Agreement at the point(s) of delivery at Calvary and Monroe. TGP's maximum reservation and commodity rates for firm transportation under Rate Schedule FT-A shall apply to deliveries of gas at other points.

     3. Upon expiration of the primary term of the FT-A Agreement, LG&E may elect to extend such FT Agreement for one or more years.

              [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]

Mr. J. Clay Murphy
February 4, 1997
Page 3


              [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]







          LG&E shall also not be subject to any liability or responsibility for PCB or other environmental clean-up costs unless said liability is the direct result of work performed by LG&E.


     4. The discounted rate specified herein will become effective subject to the conditions specified herein. Should the Federal Energy Regulatory Commission ("FERC"), or any court having jurisdiction, at any time disallow any rate discount agreed to by TGP herein, then TGP's maximum applicable FT-A rate shall apply to all transportation services affected by such disallowances from the effective date of the order. TGP agrees to seek rehearing of FERC's order disallowing TGP's rate discount to LG&E agreed to by TGP herein. LG&E may require TGP to appeal such order to the appropriate court having jurisdiction. If LG&E elects to require TGP to file such appeal, LG&E hereby agrees to assume one-half of the costs of such appeal. Should TGP prevail on rehearing or appeal, TGP agrees to refund to LG&E the difference between (a) the maximum FT-A rate charged by TGP to LG&E as of the effective date of the FERC order disallowing the rate discount, and (b) the discounted rate agreed to herein. TGP agrees to make such refund within thirty (30) days of the date that FERC grants rehearing or the court reverses FERC's order disallowing the rate discount. No policy statement, rulemaking, or rate order of general applicability shall be deemed to have disallowed the discount to LG&E provided for by this Discount Agreement, unless TGP seeks clarification of such Commission action and the Commission specifically finds that the discount to LG&E is to be disallowed. In no event will TGP charge LG&E in excess of the applicable maximum FT-A transportation rates established in TGP's tariff nor less than the applicable minimum FT-A rates.

     5. In case of a conflict, the terms of this Discount Agreement will take precedence over the terms of the FT-A Agreement.

     6. This agreement and any succeeding agreement pertaining to discounted rates shall be known as the Discount Agreement.

     7. Effective November 1, 1997, this Discount Agreement replaces in its entirety the discount agreement between TGP and LG&E dated October 18, 1995.

Mr. J. Clay Murphy
February 4, 1997
Page 4


     8. [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]



Please acknowledge your acceptance of this proposal by signing below and returning one copy to the undersigned. Retain the other original for your records.

                                   Sincerely,

                                   /s/ Greg Jallans

                                   Gregory P. Jallans




TENNESSEE GAS PIPELINE COMPANY


By:  /s/ Signed
    ----------------------------------
Its:  Agent and Attorney-In-Fact


LOUISVILLE GAS AND ELECTRIC COMPANY


By:  /s/ Rebecca L. Farrar
    ----------------------------------
Date:  February 6, 1997

                                    Exhibit "B"





                              February 4, 1997


Mr. J. Clay Murphy
Manager - Gas Supply
Louisville Gas and Electric Company
P.O. Box 32020
Louisville, KY 40232


                              Re:  Letter of Understanding Regarding
                                   Redesigning Special Reservation and Daily
                                   Commodity Rate Pursuant to Firm
                                   Transportation Discount Agreement Dated
                                   February 4, 1997


Dear Clay:












               [Omitted pursuant to confidential treatment request. Material filed separately with SEC.]

Mr. J. Clay Murphy
February 4, 1997
Page 2


     LG&E does not intend by such agreement to concede to any other interpretation or construction of Sections 1(e), 1(f), and 9 of the Discount Agreement or to have waived its right to insist on strict enforcement of all terms and conditions of the Discount Agreement.

     Due to limitations in Tennessee's computerized billing system, Tennessee agrees to henceforth provide LG&E with individually-generated monthly invoices to reflect the changes noted above.

     Tennessee further agrees that, beginning November 1, 1997, and throughout the term of the Discount Agreement, at least ten (10) days before rendering its monthly invoice to LG&E, Tennessee will provide LG&E with a letter setting forth the base reservation and daily commodity rate components of the Special Rates and each of the applicable surcharges (E.G., GRI, PCB, GSR, ACA, ETC.) to be billed pursuant to the terms of the Discount Agreement.


                                         Very truly yours,

                                         /s/ Greg Jallans

                                         Gregory P. Jallans


Agreed and Accepted this                 Agreed and Accepted this
[Date] day of  February , 1997           6th  day of  February  , 1997
------        ----------                 ----        -----------

  /s/ Jay Dickerson                        /s/ Rebecca L. Farrar
--------------------------------        --------------------------------------
Jay Dickerson,                          Rebecca H. Farrar
Director - Central Team                 Vice President - Gas Service Business
Tennessee Gas Pipeline Company          Louisville Gas and Electric Company